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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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AgroFresh Solutions, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AGROFRESH SOLUTIONS, INC.
One Washington Square
510-530 Walnut Street, Suite 1350
Philadelphia, PA 19106
April 13, 2018

To the Stockholders of AgroFresh Solutions, Inc. (the "Company"):

        You are cordially invited to attend the annual meeting of stockholders of the Company to be held at 9:00 a.m. Eastern Time, on Monday, June 4, 2018, at the Company's offices located at One Washington Square, 510-530 Walnut Street, Suite 1350, Philadelphia, PA 19106.

        Information regarding each of the matters to be voted on at the annual meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The Board of Directors recommends that you vote "for" each of the proposals to be presented at the meeting.

        Whether or not you plan to attend the annual meeting, we urge you to use our Internet voting system or to complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope as soon as possible so that your shares will be represented at the annual meeting. If you later decide to attend the annual meeting or change your vote, you may withdraw your proxy and vote in person at the annual meeting. Voting through our Internet voting system or by written proxy will ensure your representation at the annual meeting if you do not attend in person.

        Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted. We thank you for your continued support of the Company and look forward to seeing you at the annual meeting.

Very truly yours,

Nance K. Dicciani Chair of the Board

AGROFRESH SOLUTIONS, INC.
One Washington Square
510-530 Walnut Street, Suite 1350
Philadelphia, PA 19106

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2018

        The Annual Meeting of Stockholders of AgroFresh Solutions, Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m. Eastern Time, on Monday, June 4, 2018, at the Company's offices located at One Washington Square, 510-530 Walnut Street, Suite 1350, Philadelphia, PA 19106, for the following purposes:

  1.
  To elect the seven (7) directors nominated by our Board of Directors and named in the proxy statement;

  2.
  To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018;

  3.
  To authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies if there are not sufficient votes present in person or represented by proxy at the annual meeting to approve the proposals; and

  4.
  To transact any other business which properly may be brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

        These items of business are more fully described in the proxy statement accompanying this Notice.

        Only stockholders of record at the close of business on April 6, 2018 are entitled to notice of and to vote at the meeting.

        All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to use our Internet voting system or to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting even if you have previously used our Internet voting system or returned a proxy.

By order of the Board of Directors,

Nance K. Dicciani Chair of the Board

Philadelphia, Pennsylvania
April 13, 2018

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 4, 2018: The proxy statement and annual report to security holders are available at http://www.cstproxy.com/agrofresh/2018.

..

AGROFRESH SOLUTIONS, INC.
One Washington Square
510-530 Walnut Street, Suite 1350
Philadelphia, PA 19106

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you furnish me this Proxy Statement?

        This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or "Board") of AgroFresh Solutions, Inc., a Delaware corporation (the "Company," "we," us," or "our"), for use at the annual meeting of the Company's stockholders to be held at 9:00 a.m. Eastern Time, on Monday, June 4, 2018, at the Company's offices located at One Washington Square, 510-530 Walnut St., Suite 1350, Philadelphia, PA 19106, and at any adjournments or postponements of the annual meeting. This proxy statement summarizes the information that you need to make an informed vote on the proposals to be considered at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card using the postage-prepaid envelope provided, or you may grant a proxy to vote your shares by means of the Internet. The approximate date on which this proxy statement and the enclosed proxy card were sent to the Company's stockholders is April 18, 2018.

What proposals will be addressed at the annual meeting?

        Stockholders will be asked to consider the following proposals at the annual meeting:

  1.
  To elect the seven (7) directors nominated by our Board of Directors and named in the proxy statement;

  2.
  To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018;

  3.
  To authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies if there are not sufficient votes present in person or represented by proxy at the annual meeting to approve the proposals; and

  4.
  To transact any other business which properly may be brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

        The Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the stockholders vote as set forth in the following pages of this proxy statement with respect to each Proposal.

Who may vote on these proposals?

        Stockholders who owned shares of the Company's common stock (the "Common Stock") as of the close of business on Friday, April 6, 2018 (the "Record Date") are entitled to vote at the annual meeting on all matters properly brought before the annual meeting.

        As of the Record Date, the Company had 50,244,666 issued and outstanding shares of Common Stock entitled to vote at the annual meeting.

How many votes do I have?

        Each share of Common Stock is entitled to one vote on each matter that comes before the annual meeting.

Why would the annual meeting be adjourned or postponed?

        The Board intends to adjourn and postpone the annual meeting if, as of June 1, 2018, the number of shares of voting stock present at the annual meeting, in person or represented by proxy, is insufficient to either constitute a quorum or approve any of the proposals described in this proxy statement to be submitted to stockholders for consideration.

What constitutes a quorum?

        To conduct business at the Company's annual meeting, a majority of the voting power of the issued and outstanding shares of Common Stock must be present in person or represented by proxy. This is known as a "quorum." Abstentions and broker non-votes (described below) will count toward establishing a quorum.

How do I vote by proxy?

        Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the proxy card provided and return it promptly in the postage-prepaid envelope provided, or to vote via the Internet. Alternatively, if you are a stockholder of record, you may go to www.cstproxy.com/agrofresh/2018 to grant a proxy to vote your shares by means of the Internet. You will be required to provide the control number contained on your proxy cards. Returning the proxy card or voting via the Internet will not affect your right to attend the annual meeting or to vote in person.

        If you properly complete your proxy card and send it to us in time to vote or timely grant your proxy via the Internet, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed on the proxy card. If you sign the proxy card but do not give voting instructions for a particular proposal, then your proxy will vote your shares on that proposal as recommended by the Board of Directors as follows:

  1.
  FOR the election of the seven (7) director nominees identified below to the Board of Directors;

  2.
  FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018;

  3.
  FOR the Board authorization to adjourn and postpone the annual meeting to a later date or dates if there is no quorum or there are insufficient votes to approve any of the proposals; and

  4.
  In the proxy's discretion with respect to any other business which is properly brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

        As of the date of this proxy statement, we are not aware of any matters other than those set forth in Proposals 1 through 4 that will be brought before the annual meeting.

How do I vote in person?

        If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive.

What if my shares are held in street name?

        If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in "street name"), you will receive instructions from your broker, bank, or other nominee that must be followed in order for your broker, bank, or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the enclosed postage-prepaid envelope provided.

        If you do not provide instructions on how to vote, your broker may have authority to vote your shares. This is called a "broker non-vote." Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of independent auditors, but not the election of directors, the adoption of, or amendments to, certificates of incorporation or employee stock purchase plans, or advisory proposals on executive compensation. Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for the election of directors unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares on these matters promptly. See "Vote Required" following each proposal for further information.

        If you hold shares through a broker, bank, or other nominee and wish to be able to vote in person at the meeting, you must obtain a "legal proxy" from your broker, bank, or other nominee and present it to the inspector of election with your ballot at the meeting.

May I revoke my proxy?

        If you give a proxy, then you may revoke it at any time before it is exercised, as follows:

  1.
  You may send in another proxy bearing a later date;

  2.
  You may send written notice (if the stockholder is an entity, under its seal, by an officer or other authorized person of the entity) addressed to the Corporate Secretary at the Company's principal executive and administrative offices before the annual meeting that you are revoking your proxy; or

  3.
  You may vote in person at the annual meeting.

What vote is required to approve each proposal?

Proposal 1:    Election of seven (7) director nominees.

        The affirmative vote of the majority of votes cast at the annual meeting is required to elect each director. This means that the number of votes cast "FOR" a Director nominee must exceed the number of votes cast "AGAINST" such nominee. Abstentions and broker non-votes will have no impact on the outcome of the vote on the election of directors.

Proposal 2:    Ratification of the independent registered public accounting firm.

        The ratification of the appointment of the Company's independent registered public accounting firm, as described in Proposal 2, requires the affirmative vote of the majority of the shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon. An abstention will be treated as a vote against the ratification, but a broker non-vote will have no impact on the outcome of the vote on Proposal 2. However, because brokers generally have discretionary authority to vote on the ratification of independent auditors, broker non-votes are generally not expected to result from the vote on Proposal 2.

Proposal 3:    Adjournment of the annual meeting.

        The approval of a resolution authorizing the Board of Directors to adjourn and postpone the annual meeting, as described in Proposal 3, requires the affirmative vote of the majority of the voting power of our shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon. An abstention will be treated as a vote against adjournment, but a broker non-vote will have no impact on the outcome of the vote on Proposal 3.

Are there any dissenters' rights of appraisal?

        The Board of Directors is not proposing any action for which the laws of the State of Delaware, the Company's Amended and Restated Certificate of Incorporation or the Company's Bylaws provide a stockholder with a right to dissent and obtain appraisal of or payment for such stockholder's shares.

Who bears the cost of soliciting proxies?

        The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

Where are the Company's principal executive and administrative offices?

        The principal executive and administrative offices of the Company are located at One Washington Square, 510-530 Walnut Street, Suite 1350, Philadelphia, Pennsylvania 19106 and the telephone number is (267) 317-9135.

How can I obtain additional information about the Company?

        A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 (the "Form 10-K"), which contains audited consolidated financial statements for the year ended December 31, 2017, is being sent to all stockholders along with this proxy statement. Additional copies of the Form 10-K will be furnished, without charge, to stockholders upon written request. Exhibits to the Form 10-K will be provided upon written request and payment of an appropriate fee. Stockholders may notify the Company of their requests by writing or calling the Company at its principal executive and administrative offices at One Washington Square, 510-530 Walnut St., Suite 1350, Philadelphia, Pennsylvania 19106, Attention: Corporate Secretary, telephone number (267) 317-9135.

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires that it file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The SEC's website address is http://www.sec.gov. In addition, the Company's Exchange Act filings may be inspected and copied at the SEC's public reference room located at 100 F Street, N.E., Washington, DC 20549, on official business days during its hours of operation. Please call the SEC at 1-800-SEC-0330 for further information about its public reference room.

 INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

        Set forth below are descriptions of the backgrounds of the directors and director nominees of the Company, their principal occupations for the past five years, and the specific experience, qualifications and other attributes and skills that led the Board to determine that such persons should serve on the Board of Directors.

        Robert J. Campbell, 69, has served on our Board since February 2014. Since November 2011, Mr. Campbell has served as the Chairman of the board of directors of Enstar Group Limited, an insurance run-off company, and has served as its independent director since November 2007. Mr. Campbell served as an independent director of Camden National Corporation, a public holding company, from 1999 to 2014. Mr. Campbell also served as a director of Boulevard Acquisition Corp. II, a publicly-traded special purpose acquisition company, from September 2015 until the consummation of its business combination with Estre Ambiental S.A. in December 2017. Since January 1991, Mr. Campbell has served as a partner at Beck, Mack & Oliver LLC, a private investment advisory firm. Mr. Campbell holds a Bachelor of Arts degree in Political Economy from Williams College.

        The Board believes that Mr. Campbell is qualified to serve on our Board because of his private investment advisory experience and his board experience with private and public companies.

        Denise L. Devine, 62, joined our Board in February 2018. Ms. Devine is the founder and since 2014 has served as the Chief Executive Officer of FNB Holdings, LLC, a company dedicated to initiatives in the health and wellness space. Ms. Devine was also founder and has served for more than ten years as the Chief Executive Officer of Nutripharm, Inc., a company that has generated a portfolio of composition and process patents to create innovative natural food, beverage, pharmaceutical and nutraceutical products that facilitate nutrition and lifelong health. Ms. Devine, a certified public accountant, also previously served as Chief Financial Officer for Energy Solutions International and in financial management positions for Campbell Soup Company. Ms. Devine has served as Chair of the Pennsylvania State Board of Accountancy and on the Board of the American Institute of CPAs. Ms. Devine has served as a director of Fulton Financial Corporation (Nasdaq: FULT) ("Fulton") since 2012, and serves as a member of Fulton's Audit Committee, as Chair of Fulton's Human Resources Committee, and as a member of Fulton's Executive Committee. Ms. Devine was a member of the Board of Trustees of Villanova University from 2005 to 2015, where she was the Chair of the Audit and Risk Committee. She has also served as a member of the Board of Trustees of Lourdes Health System since 2010 and was appointed to the Board of Ben Franklin Technology Partners of Southeastern Pennsylvania in 2016. Ms. Devine received a Master of Business Administration degree from the Wharton School of the University of Pennsylvania, a Master of Science degree in Taxation from Villanova Law School, and a Bachelor of Science degree in Accounting from Villanova University.

        The Board believes that Ms. Devine is qualified to serve on our Board because of her substantial management, business and finance experience.

        Nance K. Dicciani, 70, joined our Board upon the consummation of our business combination with The Dow Chemical Company ("TDCC") on July 31, 2015 (the "Business Combination"), and was appointed non-executive Chair of the Board on August 13, 2015. From March 2016 until October 2016, Ms. Dicciani served as a co-member of the Office of the Chair of the Company, in which capacity she assumed, with the other co-member, the duties and responsibilities of chief executive officer and president of the Company on an interim basis. Ms. Dicciani is the retired President and Chief Executive Officer of Honeywell International Specialty Materials (a diversified technology and manufacturing company), a position she held from 2001 to 2008. Ms. Dicciani has served as a director of Praxair, Inc. since 2008, where she is a member of the Finance and Compensation Committees and Chair of the Technology, Safety and Sustainability Committee. Ms. Dicciani has also served as a director of Halliburton Company since 2009, where she is a member of the Audit and Health, Safety and Environmental Committees. Ms. Dicciani has also served as a director of LyondellBasell

Industries N.V. since 2013, where she is a member of the Finance and Health, Safety, Environmental and Operations Committees. Additionally, Ms. Dicciani served as a director of Rockwood Holdings, Inc. from 2008 to 2014. Ms. Dicciani holds a Bachelor's degree in Chemical Engineering from Villanova University, a Master's degree from the University of Virginia, a Ph.D. degree from the University of Pennsylvania and a Master of Business Administration degree from the Wharton Business School of the University of Pennsylvania.

        The Board believes that Ms. Dicciani is qualified to serve on our Board due to her technical expertise in the chemical industry, her international operations expertise and her executive experience as a chief executive officer of a multi-billion dollar strategic business group of a major multinational corporation.

        Jordi Ferre, 53, has served as our Chief Executive Officer and a member of our Board since October 2016. Mr. Ferre has more than 25 years of international experience in the food ingredients industry, most recently serving as the Chief Operating Officer of PureCircle Limited ("PureCircle"), a global leader in natural food ingredients, including Stevia™ sweetener, from June 2014 to the present, and prior to that as PureCircle's President, Commercial Division from January 2009 to June 2014. Mr. Ferre's positions prior to joining PureCircle include serving as Vice President, Sales and Marketing, Splenda Sucralose with Tate & Lyle PLC, Vice President, Sales and Marketing with Wise Foods, Inc. and Vice President, Marketing/Business Development Americas with Chupa Chups Group. Mr. Ferre holds a Master of Business Administration degree from ESADE Business School in Barcelona, Spain.

        The Board believes that Mr. Ferre's extensive experience serving in senior executive roles within the food ingredients industry qualifies him to serve on the Board.

        Gregory M. Freiwald, 64, joined our Board upon the consummation of the Business Combination on July 31, 2015. Mr. Freiwald retired from TDCC in March 2015. Mr. Freiwald served as an Executive Vice President and Chief Human Resources Officer of TDCC from January 2008 until he retired. During that time, he also had responsibilities for Aviation and Corporate Affairs, and was a member of TDCC's Executive Leadership Team. Mr. Freiwald joined TDCC in 1979 and held various roles prior to being named Executive Vice President and Chief Human Resources Officer in January 2008. Mr. Freiwald was a board member of the Dow Chemical Company Foundation from 2009 until April 2015. Mr. Freiwald holds a Bachelor's degree in Business Administration from Universidad Del Centro de La Provincia de Buenos Aires.

        The Board believes that Mr. Freiwald is qualified to serve on our Board due to his significant human resources and international experience.

        George Lobisser, 63, joined our Board in September 2016. Mr. Lobisser has served as Chief Executive Officer of RipeLocker LLC, a start-up company focused on developing a proprietary system that aims to extend the shelf life of perishable produce, since co-founding it in March 2015. Prior to that, Mr. Lobisser served as President and Chief Executive Officer of Pace International, LLC, a provider of post-harvest solutions and technologies, from January 2001 until its sale to Valent BioSciences Corporation in December 2012. Prior to joining Pace International, Mr. Lobisser was a partner in S/L Partners, a private equity firm he co-owned. Mr. Lobisser's career started in the tax department of Touche Ross & Co. (now part of Deloitte LLP). Mr. Lobisser holds a Bachelor of Science degree in Accounting from the University of Northern Colorado and a juris doctor degree from Gonzaga University.

        The Board believes that Mr. Lobisser is qualified to serve on our Board because of his extensive experience in the post-harvest horticultural industry.

        Macauley Whiting, Jr., 61, joined our Board upon the consummation of the Business Combination on July 31, 2015. Mr. Whiting has served as President of The Herbert H. and Grace A. Dow Foundation since April 2014, as its Treasurer since 2005 and as a trustee since 1996. In addition,

Mr. Whiting served as President and Chief Executive Officer of Decker Energy International, a privately-held renewable energy company he founded in 1982 and built up until 2012, when he sold the company. Mr. Whiting holds a Bachelor of Science degree in Chemical Engineering (cum laude) from Princeton University.

        The Board believes that Mr. Whiting is qualified to serve on our Board due to his general business acumen, knowledge of chemistry and extensive management experience.

        Each of Mr. Freiwald and Mr. Whiting was initially designated for nomination to our Board pursuant to the terms of the Stock Purchase Agreement, dated April 30, 2015, by and between the Company and TDCC (the "Purchase Agreement").

Preferred Director

        In addition to the directors and director nominees listed above, pursuant to the terms of the certificate of designation of the one share of our Series A preferred stock (the "Series A Preferred Stock") that was issued to TDCC upon the consummation of the Business Combination, TDCC is entitled to appoint one director (the "Preferred Director") to the Board for so long as TDCC beneficially holds 10% or more of the aggregate amount of the outstanding shares of our Common Stock and non-voting common stock. The Series A Preferred Stock does not have any other rights.

        Torsten Kraef, 51, joined our Board upon the consummation of the Business Combination on July 31, 2015. Mr. Kraef has served as Senior Vice President of Corporate Development for TDCC since December 2016, where he leads the development of TDCC's corporate strategy and coordinates implementation of TDCC's key strategic tracks. He also leads TDCC's incubation of strategic and innovative new business growth opportunities. Mr. Kraef is a member of TDCC's Executive Operations Team, which is accountable for delivering enterprise-level operational results for TDCC, and he has been working closely with the TDCC board of directors since 2012. Prior to his current position, he served as Corporate Vice President of Strategy Development and New Business Development for TDCC from August 2013 to December 2016, Corporate Vice President of Strategy Development from September 2012 to August 2013, Vice President of Strategy Development and Chemicals and a member of the board of MEGlobal, a joint venture between TDCC and Petrochemical Industries Company (PIC) of Kuwait from May 2012 to September 2012, and Vice President of TDCC's Thermoset unit from November 2010 to May 2012. Mr. Kraef joined TDCC in June 1991 and held various roles prior to being named Vice President of TDCC's Building and Construction unit in February 2007. Mr. Kraef holds a degree in Banking Management from the Industry and Trade Chamber in Düsseldorf, Germany, and a masters/diploma in Business Administration from the University of Düsseldorf, specializing in Sustainable Manufacturing, International Management and Marketing.

EXECUTIVE OFFICERS

        Our current executive officers are listed in the following table, and certain information concerning those officers follows the table.

Name	Age	Position
Jordi Ferre	53	Chief Executive Officer
Katherine Harper	54	Executive Vice President and Chief Financial Officer
Thomas Ermi	53	Executive Vice President, Secretary and General Counsel
Paul Nselel	46	Vice President and Global General Manager—Post Harvest
Mark Zettler	54	Vice President, Research and Development and Regulatory Affairs

        The biographical information with respect to Mr. Ferre included above under the caption "Information about Directors and Director Nominees" is incorporated herein by reference.

        Katherine Harper has served as our Executive Vice President and Chief Financial Officer since October 2016. Prior to joining the Company, Ms. Harper served as Chief Financial Officer of Tronox Limited ("Tronox") from September 2013 until September 2016. Prior to joining Tronox, Ms. Harper served as the chief financial and business development officer of Rio Tinto's diamonds and minerals group. She previously held finance and business transformation roles in Rio Tinto's mining and alternative energy units. Earlier in her career she worked for 12 years in senior finance posts with the Gulbrandsen Group, a privately held chemical manufacturing company, and the General Chemical Corporation. She began her career as a financial analyst within the power systems group of the Westinghouse Electric Corporation. Ms. Harper holds Bachelor of Science and Master of Business Administration degrees from Carnegie Mellon University.

        Thomas Ermi has served as our Executive Vice President, Secretary and General Counsel since the consummation of the Business Combination on July 31, 2015. From 2009 until joining the Company, Mr. Ermi was a Managing Attorney in the Dow Legal Department, where he served as the Commercial Legal Director and member of the Management Team for Dow's $2.2 billion global Electronic Materials Business. Mr. Ermi joined Rohm and Haas Company in 2000, serving as the Commercial Legal Director and member of the Management Team for the Electronic Materials business as well as the Powder Coatings and Automotive Coatings businesses. In the 15 years he has been with Dow and Rohm and Haas, Mr. Ermi has been involved in numerous M&A transactions in North America, Europe and Asia Pacific and has closed deals with an aggregate transaction value exceeding $4 billion. Mr. Ermi began his legal career in 1992 as an Associate at Duane Morris & Heckscher in Philadelphia, where he worked first as a commercial litigator and then as a commercial lawyer. Prior to that, Mr. Ermi was an auditor for Price Waterhouse in Philadelphia. Mr. Ermi holds a Bachelor of Science degree in Accounting from Villanova University, and a juris doctor degree from the University of Pennsylvania.

        Paul Nselel has served as Vice President and Global General Manager—Post Harvest since January 2018. Before joining AgroFresh, Mr. Nselel was with Monsanto Company for almost 9 years, where he held various leadership positions in marketing and sales in the U.S. and Europe, most recently serving as Global Customer Strategy and Insights Lead from September 2015 to January 2018. Prior to Monsanto, Mr. Nselel spent over five years with Nike Inc. serving as Strategic Planning Director for the Americas region. He was also involved in developing and rolling out the Nike Retail growth strategy globally. Mr. Nselel started his career in 1998 as an investment banker, first with Paribas in Europe with assignments in Paris, Brussels, and London, then with Lehman Brothers in New York. Mr. Nselel holds a Bachelor degree in Mathematics from Universite de Poitiers in France, a Master degree in Applied Mathematics from Universite de Caen in France, and a Master of Business Administration degree from The Wharton School of the University of Pennsylvania.

        Mark Zettler has served as our Vice President, Research and Development and Regulatory Affairs since the consummation of the Business Combination on July 31, 2015. Dr. Zettler joined AgroFresh Inc. as Vice President, R&D and Regulatory Affairs in December 2013, and had worked in TDCC's research and development programs since August 1988. Dr. Zettler joined Dow AgroSciences as Group Leader for Specialty Synthesis and Early Stage Process Research in July 1997 and held various global leadership roles in discovery research, new product development and new business development since then. He holds a Ph.D. in organic chemistry from Case Western Reserve University and is a member of the Institute of Food Technologists, American Oils Chemistry Society, and the American Chemical Society.

 CORPORATE GOVERNANCE

Overview

        Our Board is committed to maintaining strong corporate governance principles and practices. Our governance structure and processes are based upon a number of key governance documents, including our Corporate Governance Guidelines and policies described below. These Guidelines guide the Board and our executive management team in the execution of their responsibilities. Our Corporate Governance Guidelines are reviewed at least annually and are updated periodically in response to changing regulatory requirements, evolving practices, issues raised by our stockholders and other stakeholders and otherwise as circumstances warrant. As a result of this active engagement:

  •
  7 of our 8 directors are currently independent;

  •
  The roles of Chair and Chief Executive Officer are split;

  •
  The Chair is an independent director;

  •
  The Company does not have a stockholder rights plan (a so-called "poison pill");

  •
  Since November 2017, the Company's Bylaws require a majority voting standard for the election of directors;

  •
  Since June 2017, the Board is declassified;

  •
  The Board has stock ownership guidelines for directors and officers;

  •
  The Audit, Compensation and Corporate Governance and Nominating Committees are comprised solely of independent directors;

  •
  The Company has adopted a whistleblower policy to encourage reporting by employees of any allegations of impropriety and set up a third party hosted hotline where employees can anonymously make such reports;

  •
  The Audit Committee restricts the hiring of current or former employees of our independent auditor;

  •
  The Board has an executive "clawback" policy pursuant to which the Company may seek to reclaim previously awarded incentive-based compensation from executives if the Company determines it must prepare a material accounting restatement due to fraud, misconduct or gross negligence;

  •
  The Board and each of its Committees have authority to retain outside advisors;

  •
  The Compensation Committee's outside advisor does not perform any other services for the Company and confirms its independence annually;

  •
  We have a director resignation policy for directors who fail to obtain a majority vote;

  •
  We impose restrictions on short selling, trading in derivatives, pledges, hedges and margin account use by our executives and directors;

  •
  There are no interlocks among the Compensation Committee members; and

  •
  The Board and each of its Committees perform annual self-assessments.

Board Leadership Structure and Role in Risk Oversight

        Since the consummation of the Business Combination on July 31, 2015, the roles of Chair of the Board and Chief Executive Officer have been held by separate persons, except that during the period between the resignation of Thomas Macphee as our Chief Executive Officer on March 10, 2016 and

the appointment of Jordi Ferre as our new Chief Executive Office effective October 3, 2016, Nance K. Dicciani, Chair of our Board, together with Stephen Trevor, who was at the time a member of our Board, served as co-members of the Office of the Chair, assuming the duties and responsibilities of Chief Executive Officer and President on an interim basis.

        Generally, the Chair of the Board is responsible for assisting in long-term strategic planning, overseeing and advising the Chief Executive Officer and presiding over meetings of the Board, and the Chief Executive Officer is responsible for leading our day-to-day performance. While we do not have a policy with respect to the separation of the roles of Chair of the Board and Chief Executive Officer, the Board believes that the separation of these roles provides several important advantages, including enhancing the accountability of the Chief Executive Officer to the Board, assisting the Board in reaching consensus on particular strategies and policies, and facilitating robust director, Board, and executive officer evaluation processes.

        Our Board, as part of its overall responsibility to oversee the management of our business, considers risks generally when reviewing our strategic plan, financial results, business development activities, legal, and regulatory matters. The Board satisfies this responsibility through regular reports directly from our officers responsible for oversight of particular risks. The Board's risk management oversight also includes full and open communications with management to review the adequacy and functionality of the risk management processes used by management. The Board's role in risk oversight has no effect on the Board's leadership structure. In addition, committees of the Board assist in its risk oversight responsibility, including:

  •
  The Audit Committee assists the Board in its oversight of the integrity of the financial reporting and our compliance with applicable legal and regulatory requirements. It also oversees our internal controls and compliance activities, and meets privately with representatives from our independent registered public accounting firm.

  •
  The Compensation Committee assists the Board in its oversight of risk relating to compensation policies and practices. The Compensation Committee annually reviews our compensation policies, programs, and procedures, including the incentives they create and mitigating factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to our Company.

  •
  The Corporate Governance and Nominating Committee, in addition to recommending individuals to be designated as nominees to the Board, develops and recommends to the Board our corporate governance guidelines.

Board Structure and Committee Membership

        Since June 2017, our Board of Directors has been declassified, such that our stockholders vote on the election of our entire Board of Directors (other than the Preferred Director) each year. In addition, as discussed above, one of our directors, Mr. Kraef, serves as the Preferred Director pursuant to the terms of the Series A Preferred Stock.

        The following chart summarizes our current standing committee structure:

Name	Audit Committee		Compensation Committee		Corporate Governance and Nominating Committee
Robert J. Campbell	X	*			X
Denise L. Devine	X		X
Nance K. Dicciani			X
Gregory M. Freiwald			X	*	X
Torsten Kraef					X	*
Macauley Whiting, Jr.	X		X
Jordi Ferre
George Lobisser					X

*
Chairman of applicable committee.

        During 2017, the Board held 12 meetings. Each of our incumbent directors attended at least 75% of all meetings of the Board and any standing committees of the Board on which such director served. We do not have a formal policy regarding Board members' attendance at annual meetings of stockholders though we encourage Board members to attend.

Independence of Directors

        As a result of our securities being listed on the NASDAQ Stock Market, we adhere to the rules of that exchange in determining whether a director is independent. The NASDAQ Stock Market requires that a majority of the Board must be composed of "independent directors," which is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which, in the opinion of such company's board of directors, would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board of Directors has affirmatively determined that each of our current directors other than Mr. Ferre are independent directors.

Audit Committee

        Our Audit Committee consists of Mr. Campbell, Ms. Devine and Mr. Whiting. Each is an independent director and, as required by the NASDAQ Stock Market listing standards and the rules and regulations of the SEC and the Internal Revenue Service, has not participated in the preparation of our financial statements at any time during the past three years and is able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. In addition, we must certify to NASDAQ that the Audit Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in such member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Our Board has determined that Mr. Campbell satisfies the definition of financial sophistication and also qualifies as an "audit committee financial expert," as defined under rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on the investor relations section of the Company's website, www.agrofresh.com. During 2017, the Audit Committee met six times.

        The Audit Committee's duties include, among other things:

  •
  reviewing and discussing with management and the independent registered public accountant our annual and quarterly financial statements;

  •
  discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

  •
  discussing with management major risk assessment and risk management policies;

  •
  monitoring the independence of the independent auditor;

  •
  verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

  •
  reviewing and approving all transactions between us and related persons;

  •
  inquiring and discussing with management our compliance with applicable laws and regulations and our code of ethics;

  •
  pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

  •
  appointing or replacing the independent auditor;

  •
  determining the compensation and oversight of the work of the independent auditor including resolution of disagreements between management and the independent auditor regarding financial reporting for the purpose of preparing or issuing an audit report or related work;

  •
  overseeing the internal audit function; and

  •
  establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or reports which raise material issues regarding our financial statements or accounting policies.

Compensation Committee

        Our Compensation Committee consists of Ms. Dicciani, Ms. Devine, Mr. Freiwald and Mr. Whiting. Each is a non-employee director who is independent in accordance with the NASDAQ Stock Market listing standards and the rules and regulations of the SEC and the Internal Revenue Service. Among other functions, the Compensation Committee oversees the compensation of our chief executive officer and other executive officers and senior management, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites, and administers any such plans or programs as required by the terms thereof. The Compensation Committee also administers the AgroFresh Solutions, Inc. 2015 Incentive Compensation Plan (the "2015 Plan"). The 2015 Plan includes a clawback provision, pursuant to which we have the right to cause the cancellation or require reimbursement of any award under the 2015 Plan, or otherwise recoup equity or other compensation provided under the 2015 Plan, in accordance with Company policies in existence from time to time and/or applicable law, based on an accounting restatement that results from a noncompliance by the Company with any federal securities laws. The Compensation Committee operates under a written charter adopted by the Board. During 2017, the Compensation Committee met five times.

Corporate Governance and Nominating Committee

        Our Corporate Governance and Nominating Committee consists of Mr. Campbell, Mr. Freiwald, Mr. Kraef and Mr. Lobisser, each of whom is an independent director in accordance with the NASDAQ Stock Market listing standards and the rules and regulations of the SEC and the Internal

Revenue Service. The principal duties and responsibilities of our Corporate Governance and Nominating Committee are to identify qualified individuals to become Board members, recommend to the Board individuals to be designated as nominees for election as directors at the annual meetings of stockholders, and develop and recommend to the Board our corporate governance guidelines. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board. During 2017, the Corporate Governance and Nominating Committee met four times.

Director Nominees

        Our Corporate Governance and Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. Our Corporate Governance and Nominating Committee will consider persons identified by our stockholders, management, investment bankers and others, though no formal policy exists for doing so. In general, the committee believes that persons to be nominated should be actively engaged in business, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person's education, experience and professional employment. Our Corporate Governance and Nominating Committee will evaluate each individual in the context of the Board as a whole, with the objective of recommending a group of persons that it believes can best implement our business plan, perpetuate our business and represent stockholder interests. Our Corporate Governance and Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time. Our Corporate Governance and Nominating Committee will not distinguish among nominees recommended by stockholders and other persons.

        Specifically, the guidelines for selecting nominees provide that our Corporate Governance and Nominating Committee expects to consider and evaluate candidates based on, among other factors, the following criteria:

  •
  independence under the rules of the NASDAQ Stock Market;

  •
  accomplishments and reputation, both personal and professional;

  •
  relevant experience and expertise;

  •
  knowledge of our Company and issues affecting our Company;

  •
  moral and ethical character; and

  •
  ability to commit the time necessary to discharge the duties of Board membership.

        Our Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder's intent to make such nomination has been given to our Secretary as described in "Submission of Stockholder Proposals for the 2019 Annual Meeting of Stockholders" in this proxy statement. Each notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the number of shares of Common Stock that are beneficially owned by such stockholder and that are owned of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (iii) a description of all arrangements or understandings relating to the nomination to be made by the stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (iv) a representation that the stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to the stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

        As discussed above, TDCC, as the holder of the Series A Preferred Stock, voting as a separate class, is entitled to appoint the Preferred Director to the Board for so long as TDCC beneficially holds 10% or more of the aggregate amount of the outstanding shares of our Common Stock and non-voting common stock.

Code of Business Conduct

        We have adopted a code of business conduct applicable to the directors, officers and employees of the Company and its subsidiaries. We have also adopted corporate governance guidelines which address, among other things, director qualifications, responsibilities and compensation, director access to officers, employees and advisors, and determinations regarding executive officer compensation. A copy of the code of business conduct and our corporate governance guidelines are both available on the Investor Relations section of our website, www.agrofresh.com.

Communicating with the Board

        Our stockholders may send written communications directly to the Board of Directors or to specified individual directors, including the Chair of the Board or any non-management directors, by sending such communications to our corporate headquarters. Such communications will be reviewed by our legal counsel and, depending on the content, will be:

  •
  forwarded to the addressee or distributed to the addressee at the next scheduled Board meeting;

  •
  if they relate to financial or accounting matters, forwarded to the Audit Committee or distributed at the next scheduled Audit Committee meeting;

  •
  if they relate to executive officer compensation matters, forwarded to the Compensation Committee or distributed at the next scheduled Compensation Committee meeting;

  •
  if they relate to the recommendation of the nomination of an individual, forwarded to the Corporate Governance and Nominating Committee or distributed at the next scheduled Corporate Governance and Nominating Committee meeting; or

  •
  if they relate to our operations, forwarded to the appropriate officers of our Company, and the response or other handling of such communications reported to the Board of Directors at the next scheduled Board meeting.

 AUDIT COMMITTEE REPORT

        The Audit Committee oversees the Company's accounting and financial reporting processes and the audits of its financial statements, including the performance and compensation of the Company's independent registered public accounting firm. Management has the primary responsibility for the financial statements and the financial reporting processes, including the systems of internal controls and the certification of the integrity and reliability of the Company's internal control procedures.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company's audited financial statements as of and for the period ended December 31, 2017 with management and with Deloitte & Touche LLP, and discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and Rule 2-07, Communication with Audit Committees, of Regulation S-X. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirement of PCAOB regarding Deloitte & Touche LLP's communication with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP that firm's independence from the Company and its management. The Committee considered whether the provision of non-audit services by Deloitte & Touche LLP to the Company is compatible with maintaining the independence of Deloitte & Touche LLP, and concluded that the independence of Deloitte & Touche LLP was not compromised by the provision of such services. Additionally, the Audit Committee pre-approved all audit and non-audit services provided to the Company by Deloitte & Touche LLP.

        Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

Respectfully submitted by the Audit Committee,
Robert J. Campbell Denise L. Devine Macauley Whiting, Jr.

AUDIT FEES AND SERVICES

        The aggregate fees billed to our Company by Deloitte & Touche LLP for the fiscal years ended December 31, 2016 and December 31, 2017 are as follows:

	2016	2017
Audit Fees(1)	$559,000	$740,000
Audit-Related Fees(2)	$15,000	$15,000
Tax Fees	$0	$0
All Other Fees	$0	$0

Total	$574,000	$755,000

(1)
Audit Fees consist of fees incurred for the audits of our annual consolidated financial statements and internal control over financial reporting, for the review of our unaudited interim consolidated financial statements included in our quarterly reports on Form 10-Q for the first three quarters of each fiscal year, fees incurred related to other SEC filings, and fees incurred related to foreign statutory audits.

(2)
Audit-Related Fees consist of fees incurred for accounting consultations, due diligence in connection with planned acquisitions, research services and auditing the separate financial statements of our subsidiaries as required by the terms of our senior credit facility.

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The committee may delegate the authority to pre-approve the retention of the independent registered public accounting firm for permitted non-audit services to one or more members of the committee, provided that such persons are required to present the pre-approval of any permitted non-audit service to the committee at the next meeting following any such pre-approval. None of the fees paid to the independent registered public accounting firm under the categories Audit-Related, Tax and All Other Fees described above were approved by the committee after services were rendered pursuant to the de minimis exception established by the SEC.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officer Compensation

        The following provides an overview of our compensation policies and programs and identifies the elements of compensation for 2017 with respect to our "named executive officers," which term is defined by Item 402 of the SEC's Regulation S-K to include (i) all individuals serving as our principal executive officer at any time during 2017, (ii) our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at December 31, 2017 and whose total compensation (excluding nonqualified deferred compensation earnings) exceeded $100,000, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing item (ii) but for the fact that the individual was not serving as an executive officer of the Company at December 31, 2017. Our named executive officers for 2017 were Jordi Ferre, our Chief Executive Officer, Katherine Harper, our Executive Vice President and Chief Financial Officer, and Thomas Ermi, our Executive Vice President and General Counsel.

        Our Compensation Committee determines, or recommends to the full Board of Directors for determination, the salaries and other compensation of our executive officers (including the named executive officers listed in the Summary Compensation Table below) and makes grants under, and administers, the 2015 Plan. During the year ended December 31, 2017, the Compensation Committee engaged the firm of Willis Towers Watson to serve as compensation consultants.

Employment and Severance Agreements

        We have entered into employment agreements with each of our named executive officers, summarized below.

Jordi Ferre

        In connection with his appointment as our Chief Executive Officer, Jordi Ferre entered into an employment agreement, dated as of July 14, 2016 (the "Ferre Employment Agreement"), with the Company. Pursuant to the Ferre Employment Agreement, Mr. Ferre serves as Chief Executive Officer of the Company, reporting to the Board, for an initial term of three years commencing on October 3, 2016, with automatic successive one-year renewal terms thereafter unless either party gives notice of non-renewal 30 days prior to the end of the then-current term. Mr. Ferre also serves on the Board pursuant to the Employment Agreement.

        Mr. Ferre is entitled to receive an initial base salary of $500,000 per year, subject to annual reviews and potential increases, in the discretion of the Compensation Committee. Mr. Ferre received a one-time bonus of $150,000 in connection with the commencement of his employment, as well as reimbursement for up to $50,000 in the aggregate of relocation, temporary living and personal travel expenses. Mr. Ferre is also entitled to an annual bonus for each full fiscal year during his employment term, with a target bonus amount equal to 100% of his annual base salary, subject to the achievement of performance objectives to be established by the Compensation Committee each year.

        Pursuant to the Ferre Employment Agreement, in connection with the commencement of his employment Mr. Ferre received grants of equity awards under the 2015 Plan consisting of (i) 93,110 shares of restricted stock and (ii) nonqualified stock options to purchase 93,110 shares of the Company's common stock, in each case subject to vesting in three equal annual installments. In addition, commencing in 2017 and in each successive year of Mr. Ferre's employment, he is entitled to receive equity awards having a total target value of $1,000,000 on the date of grant.

        If Mr. Ferre's employment under the Ferre Employment Agreement is terminated by the Company without "Cause" or by Mr. Ferre for "Good Reason" (as such terms are defined in the Ferre Employment Agreement), or if the Company elects not to extend the term of employment under the Ferre Employment Agreement beyond the then-current term, the Company will be obligated to pay to Mr. Ferre (i) all accrued but unpaid salary and benefits, (ii) an amount equal to 1.5 times his base salary then in effect, payable in equal installments over a 12-month period, and (iii) the cost of his and his dependents' coverage under COBRA for an 18-month period. The Company's obligation to pay any of the foregoing severance obligations (other than salary and benefits accrued through the date of termination of employment) would be subject to Mr. Ferre's execution of a release of all claims against the Company, and such release having become irrevocable.

        The Ferre Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Ferre Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Ferre Employment Agreement and for 18 months thereafter.

Katherine Harper

        In connection with her appointment as our Executive Vice President and Chief Financial Officer, Katherine Harper entered into an employment agreement, dated as of September 26, 2016 (the "Harper Employment Agreement"), with the Company. Pursuant to the Harper Employment Agreement, Ms. Harper serves as Chief Financial Officer of the Company, reporting to the Chief Executive Officer, for an initial term of three years commencing on October 3, 2016, with automatic successive one-year renewal terms thereafter unless either party gives notice of non-renewal 30 days prior to the end of the then-current term.

        Ms. Harper is entitled to receive an initial base salary of $450,000 per year, subject to annual reviews and potential increases, in the discretion of the Compensation Committee. Ms. Harper received a one-time bonus of $50,000 in connection with the commencement of her employment. Ms. Harper is also entitled to an annual bonus for each full fiscal year during her employment term, with a target bonus amount equal to 70% of her annual base salary, subject to the achievement of performance objectives to be established by the Compensation Committee each year.

        Pursuant to the Harper Employment Agreement, in connection with the commencement of her employment Ms. Harper received grants of equity awards under the 2015 Plan consisting of (i) 74,488 shares of restricted stock and (ii) nonqualified stock options to purchase 74,488 shares of the Company's common stock, in each case subject to vesting in three equal annual installments. In addition, commencing in 2017 and in each successive year of Ms. Harper's employment, she is entitled to receive equity awards having a total target value equal to 150% of her base salary on the date of grant.

        If Ms. Harper's employment under the Harper Employment Agreement is terminated by the Company without "Cause" or by Ms. Harper for "Good Reason" (as such terms are defined in the Harper Employment Agreement), or if the Company elects not to extend the term of employment under the Harper Employment Agreement beyond the then-current term, the Company will be obligated to pay to Ms. Harper (i) all accrued but unpaid salary and benefits, (ii) an amount equal to 1.5 times her base salary then in effect, payable in equal installments over a 12-month period, and (iii) if Ms. Harper elects continued "COBRA" health care coverage for herself or her eligible dependents, an amount equal to the difference between the premium paid for such COBRA coverage and the premium charged by the Company to an active employee for comparable coverage, payable over a 12-month period (or such shorter period as Ms. Harper elects to receive COBRA coverage). The Company's obligation to pay any of the foregoing severance obligations (other than salary and benefits accrued through the date of termination of employment) would be subject to Ms. Harper's execution of a release of all claims against the Company, and such release having become irrevocable.

        The Harper Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Harper Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Harper Employment Agreement and for 18 months thereafter.

Thomas Ermi

        In connection with his appointment as our Executive Vice President and General Counsel, Thomas Ermi entered into an employment agreement, dated as of September 15, 2015 (the "Ermi Employment Agreement"), with the Company. Pursuant to the Ermi Employment Agreement, Mr. Ermi serves as Executive Vice President and General Counsel of the Company, reporting to the Chief Executive Officer, for an initial term of three years commencing on July 31, 2015, with automatic successive one-year renewal terms thereafter unless either party gives notice of non-renewal 30 days prior to the end of the then-current term.

        Mr. Ermi is entitled to receive an initial base salary of $300,000 per year, subject to annual reviews and potential increases, in the Compensation Committee's discretion. Mr. Ermi is also entitled to an annual bonus for each full fiscal year during his employment term, with a target bonus amount equal to 40% of his annual base salary and a maximum bonus equal to two times the target amount, subject to the achievement of performance objectives to be established by the Compensation Committee each year. In February 2018, the Compensation Committee approved an increase in Mr. Ermi's target bonus amount to 50% of his annual base salary. Mr. Ermi also received certain equity awards in 2015 under the 2015 Plan pursuant to the terms of the Ermi Employment Agreement.

        If Mr. Ermi's employment under the Ermi Employment Agreement is terminated by the Company without "Cause" or by Mr. Ermi for "Good Reason," unless such termination occurs within six months following a "Change in Control" (as such terms are defined in the Ermi Employment Agreement), or if the Company elects not to extend the term of employment under the Ermi Employment Agreement beyond the then-current term, the Company will be obligated to pay to Mr. Ermi (i) all accrued but unpaid salary and benefits, (ii) an amount equal to 1.5 times his base salary then in effect, payable in equal installments over a 12-month period, (iii) a portion of any annual bonus payable to him for the remainder of the calendar year in which his employment is terminated, if and when earned, pro-rated for the period of the year during which Mr. Ermi was employed by the Company, and (iv) if Mr. Ermi elects continued "COBRA" health care coverage for himself or his eligible dependents, an amount equal to the difference between the premium paid for such COBRA coverage and the premium charged by the Company to an active employee for comparable coverage, payable over a 12-month period (or such shorter period as Mr. Ermi elects to receive COBRA coverage).

        If Mr. Ermi's employment under the Ermi Employment Agreement is terminated by the Company without Cause or by Mr. Ermi for Good Reason within six months following a Change in Control, the Company will be obligated to pay to Mr. Ermi (i) all accrued but unpaid salary and benefits, (ii) an amount equal to 1.5 times his base salary then in effect, payable in equal installments over a 12-month period, (iii) an amount equal to 1.5 times Mr. Ermi's target annual bonus for the calendar year in which his employment is terminated, payable in equal installments over a 12-month period, (iv) a portion of the target annual bonus for the calendar year in which his employment is terminated, pro-rated for the period of the year during which Mr. Ermi was employed by the Company, payable on the 60th day following the Change in Control, and (v) if Mr. Ermi elects continued "COBRA" health care coverage for himself or his eligible dependents, an amount equal to the difference between the premium paid for such COBRA coverage and the premium charged by the Company to an active employee for comparable coverage, payable over a 12-month period (or such shorter period as Mr. Ermi elects to receive COBRA coverage).

        The Company's obligation to pay any of the severance obligations described above (other than salary and benefits accrued through the date of termination of employment) would be subject to Mr. Ermi's execution of a release of all claims against the Company, and such release having become irrevocable.

        The Ermi Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Employment Agreement and for one year thereafter.

Summary Compensation Table

        The following table sets forth the total compensation earned by each of our named executive officers in 2017 and 2016.

Name and Principal Positions	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Jordi Ferre	2017	$532,000	$0		$899,841	$183,198	$424,710	$24,300	$2,064,049
Chief Executive Officer(3)	2016	$105,769	$150,000	(4)	$500,000	$233,892	$30,751	$78,725	$1,099,137
Katherine Harper	2017	$450,000	$0		$604,889	$123,085	$225,225	$47,012	$1,450,211
Executive Vice President	2016	$95,192	$50,000	(4)	$400,000	$187,114	$19,162	$7,270	$758,738
and Chief Financial Officer(5)
Thomas Ermi	2017	$316,416	$0		$154,073	$31,429	$109,230	$30,000	$641,148
Executive Vice President	2016	$307,235	—		—	—	$30,158	$35,000	$372,393
and General Counsel

(1)
Amounts represent the full grant date fair value of the restricted stock or option awards, as applicable, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts reflect the accounting expense that we will recognize over the vesting term for the award and does not correspond to the actual value that will be realized by the executive, if any. For a discussion of valuation assumptions and methodologies, see Note 13 of our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2017.

(2)
Amounts reported for 2017 represent: for Mr. Ferre, the Company's contributions to his account in our 401(k) plan ($10,800) and in our profit sharing plan ($13,500); for Ms. Harper, the Company's contributions to her account in our 401(k) plan ($10,800) and in our profit sharing plan ($13,500) and financial planning assistance ($22,712); and for Mr. Ermi, the Company's contributions to his account in our 401(k) plan ($8,111) and in our profit sharing plan ($21,889).

(3)
Mr. Ferre has served as our Chief Executive Officer since October 3, 2016.

(4)
Consists of a sign-on bonus.

(5)
Ms. Harper has served as our Executive Vice President and Chief Financial Officer since October 3, 2016.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information regarding unexercised options and unvested restricted stock awards for each of our named executive officers that were outstanding as of December 31, 2017.

						Stock Awards
									Equity incentive plan awards: Number of unearned shares that have not vested
	Option Awards										Equity incentive plan awards: Market or payout value of unearned shares that have not vested(1)
Name	Number of Securities Underlying Unexercised Options— Exercisable	Number of Securities Underlying Unexercised Options— Unexercisable		Option Exercise Price	Option Expiration Date	Number of shares that have not vested		Market value of shares, units or other rights that have not vested(1)
Jordi Ferre	31,036	62,074	(2)	$5.37	10/3/2026	62,074	(3)	$246,742	—		—
	—	76,650	(4)	$4.37	3/31/2027	57,500	(5)	$425,500
Katherine Harper	24,829	49,659	(2)	$5.37	10/3/2026	49,659	(6)	$197,293	—		—
	—	51,500	(4)	$4.37	3/31/2027	38,650	(5)	$286,010
Thomas Ermi	55,002	27,500	(7)	$12.00	8/13/2025	—		—	13,750	(8)	$101,750
	—	13,150	(4)	$4.37	3/31/2027	9,850	(5)	$72,890

(1)
The market value of these stock awards is based on the closing price of our Common Stock on the NASDAQ Global Market on December 29, 2017, which was $7.40.

(2)
This option vests as to one-third of the shares subject thereto on each of the first three anniversaries of the date of grant (October 3, 2016).

(3)
This award vests as to one-third of the 93,110 shares initially subject thereto on each of the first three anniversaries of the date of grant (October 3, 2016).

(4)
This option vests as to one-third of the shares subject thereto on each of the first three anniversaries of the date of grant (March 31, 2017).

(5)
This award vests as to one-third of the shares subject thereto on each of the first three anniversaries of the date of grant (March 31, 2017).

(6)
This award vests as to one-third of the 74,488 shares initially subject thereto on each of the first three anniversaries of the date of grant (October 3, 2016).

(7)
This option vests as to one-third of the shares subject thereto on each of the first three anniversaries of the date of grant (August 13, 2015).

(8)
This award vests as to one-third of the shares subject thereto on each of the first three anniversaries of the date of grant (August 13, 2015), subject to the Company's achievement of performance metrics determined by the Compensation Committee.

Director Compensation

        Beginning in 2016, the Board, based on the recommendation of the Compensation Committee, approved a compensation plan for independent directors (the "Director Compensation Plan"), which sets forth the terms upon which non-employee directors (other than Mr. Kraef, who is not entitled to receive any compensation, and Marc Lasry and Stephen Trevor, who served as directors during part of 2017 and were not entitled to receive any compensation) were compensated for their service on the

Board. Under the terms of the Director Compensation Plan, each participating non-employee director receives an annual cash retainer of $60,000, the Chair of the Board receives an additional annual cash retainer of $40,000, and the Chairs of the Audit Committee, Compensation Committee and Governance and Nominating Committees receive an additional cash retainer of $10,000, $7,500 and $5,000, respectively. Commencing with the third quarter of 2016, each participating non-employee director may elect to receive shares of our common stock in lieu of cash retainers. In addition, each participating non-employee director receives, effective the date of our annual meeting of stockholders, a grant, under the 2015 Plan, of shares of restricted stock having a value on the grant date equal to $75,000 (or, in the case of the Chair of the Board, $100,000), pro-rated based on the portion of the year in which the individual served as a director or Chair, in each case subject to vesting on the first anniversary of the grant date. We also reimburse directors for reasonable travel and other expenses in connection with attending meetings of the Board.

        The following table provides compensation information for our non-employee directors who earned compensation for service on our Board in 2017.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total
Robert J. Campbell	$70,000	$75,000	$145,000
Nance K. Dicciani	$100,000	$100,000	$200,000
Gregory M. Freiwald	$67,500	$75,000	$142,500
George Lobisser	$60,000	$75,000	$135,000
Macauley Whiting, Jr.	$60,000	$75,000	$135,000

(1)
Amounts represent the full grant date fair value of the restricted stock awards, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts reflect the accounting expense that we will recognize over the vesting term for these awards and do not correspond to the actual value that will be realized by the directors, if any. For a discussion of valuation assumptions and methodologies, see Note 13 of our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2017.

(2)
As of December 31, 2017, the aggregate number of restricted stock awards held by each director were as follows: Mr. Campbell, Mr. Freiwald and Mr. Whiting, 12,165 shares each; Ms. Dicciani, 16,221 shares; and Mr. Lobisser, 10,489 shares.

Compensation Committee Interlocks and Insider Participation

        Ms. Dicciani, Mr. Freiwald, Mr. Whiting and Stephen Trevor served on the Compensation Committee in 2016. No member of the committee has served as one of our officers or employees at any time, except that Mr. Trevor served, without compensation, as our President and Chief Executive Officer until the consummation of the Business Combination on July 31, 2015, and Ms. Dicciani and Mr. Trevor served, without compensation, as co-members of the Office of the Chair on an interim basis from March 10, 2016 until October 3, 2016. None of our executive officers serve, or in the past fiscal year has served, as a member of the board of directors or Compensation Committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Securities Authorized for Issuance under Equity Compensation Plans

        The 2015 Plan is our only equity-based compensation plan. The following table sets forth information as of December 31, 2017, concerning the 2015 Plan, which was approved by stockholders.

Plan Category	No. of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price per Share of Outstanding Options	No. of Securities Remaining Available for Future Issuance Under the 2015 Plan
Equity compensation plan approved by security holders	926,889	$8.72	3,284,231

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

        The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of the Record Date by:

  •
  each stockholder, or group of affiliated stockholders, that we know owns more than 5% of our outstanding common stock;

  •
  each of our named executive officers;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        The following table lists the number of shares and percentage of shares beneficially owned based on 50,244,666 shares of Common Stock outstanding as of the Record Date.

        Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of the Record Date, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

        Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Except as indicated in the footnotes to this table, the address for each beneficial owner is c/o AgroFresh Solutions, Inc., One Washington Square, 510-530 Walnut St., Suite 1350, Philadelphia, Pennsylvania 19106.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Approximate percentage of outstanding Shares
DowDuPont Inc.(1)	21,185,497	39.8%
T. Rowe Price Associates, Inc.(2)	7,367,689	14.7%
First Manhattan Co(3)	3,699,360	7.4%
Nance K. Dicciani(4)	114,245	*
Robert J. Campbell(5)	58,714	*
Denise L. Devine	2,200	*
Gregory M. Freiwald(6)	37,663	*
Torsten Kraef	5,000	*
George Lobisser(7)	30,158	*
Macauley Whiting, Jr.(8)	50,339	*
Jordi Ferre(9)	217,736	*
Katherine Harper(10)	165,133	*
Thomas Ermi(11)	86,983	*
All directors and executive officers as a group (twelve individuals)(12)	931,699	1.8%

*
Less than 1%.

(1)
Based on an amendment to Schedule 13D filed on September 8, 2017 and a Form 4 filed on March 23, 2018. Includes 3,000,000 shares of Common Stock which the stockholder has the right to acquire upon the exercise of warrants that are currently exercisable. The business address of The Dow Chemical Company is 2030 Dow Center, Midland, MI 48674.

(2)
Based on an amendment to Schedule 13G filed on February 14, 2018 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. The business address of each of the reporting persons is 100 E. Pratt Street, Baltimore, Maryland 21202.

(3)
Based on an amendment to Schedule 13G filed on February 9, 2018 by First Manhattan Co. The business address of First Manhattan Co is 399 Park Avenue, New York, New York 10022.

(4)
Includes (i) 13,986 shares of restricted stock which vest in full on June 1, 2018, (ii) 6,703 shares of restricted stock which vest one-third per year on December 31, 2016, December 31, 2017 and December 31, 2018, and (iii) 3,000 shares which are owned by Ms. Dicciani's domestic partner.

(5)
Includes (i) 10,489 shares of restricted stock which vest in full on June 1, 2018, (ii) 5,028 shares of restricted stock which vest one-third per year on December 31, 2016, December 31, 2017 and December 31, 2018 and (iii) 4,594 shares that are subject to forfeiture on July 31, 2020 unless the last sales price of the Common Stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period prior to that date.

(6)
Includes (i) 10,489 shares of restricted stock which vest in full on June 1, 2018, and (ii) 5,028 shares of restricted stock which vest one-third per year on December 31, 2016, December 31, 2017 and December 31, 2018.

(7)
Includes 10,489 shares of restricted stock which vest in full on June 1, 2018.

(8)
Includes (i) 10,489 shares of restricted stock which vest in full on June 1, 2018, and (ii) 5,028 shares of restricted stock which vest one-third per year on December 31, 2016, December 31, 2017 and December 31, 2018.

(9)
Includes (i) 93,110 shares of restricted stock which vest in three equal annual installments beginning on October 3, 2017, (ii) 57,500 shares of restricted stock which vest in three equal annual installments beginning on March 31, 2018 and (iii) 56,586 shares of common stock issuable upon exercise of stock options that are currently exercisable.

(10)
Includes (i) 74,488 shares of restricted stock which vest in three equal annual installments beginning on October 3, 2017, (ii) 38,650 shares of restricted stock which vest in three equal annual installments beginning on March 31, 2018 and (iii) 41,995 shares of common stock issuable upon exercise of stock options that are currently exercisable.

(11)
Includes (i) 13,750 shares of restricted stock which vests on September 21, 2018, subject to the Company's achievement of performance metrics, (ii) 9,850 shares of restricted stock which vest in three equal annual installments beginning on March 31, 2018 and (iii) 59,383 shares of common stock issuable upon exercise of stock options that are currently exercisable.

(12)
Includes, in addition to the shares of common stock issuable upon stock options that are currently exercisable as described in footnotes (4) through (11) above, 57,583 shares of common stock issuable upon exercise of stock options that are currently exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, management believes that all of these reports were filed in a timely manner during 2017, except that one report, reporting one transaction, was filed after the applicable deadline by Ms. Dicciani and one report, reporting one transaction, was filed after the applicable deadline by Mr. Lobisser.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Audit Committee has the responsibility to review and approve all related party transactions, as contemplated by Item 404 of the SEC's Regulation S-K, to prevent potential conflicts of interest and to ensure that related party transactions are disclosed in the reports that the Company files with the SEC as and when required by applicable securities laws and regulations. The term "related party transaction" is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds $120,000, and in which any director, director nominee or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company and its subsidiaries.

        The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party's interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related party, but that director is required to provide the Audit Committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors' and officers' questionnaire on an annual basis that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

        The following paragraphs discuss related party transactions that occurred during 2017 and/or that are contemplated during 2018 (other than compensation paid or awarded to the Company's directors, director nominees and executive officers that is required to be discussed, or is exempt from discussion, in the sections of this proxy statement entitled "Compensation of Executive Officers" and "Compensation of Directors").

        On April 4, 2017, the Company entered into an agreement (the "Amendment Agreement") with TDCC, Rohm and Haas Company ("R&H"), Boulevard Acquisition Sponsor, LLC (the "Sponsor") (which at the time beneficially owned more than 5% of the outstanding voting securities of the Company), AgroFresh Inc., a wholly-owned subsidiary of the Company, Avenue Capital Management II, L.P. ("Avenue") and, solely as to certain sections of the Amendment Agreement, Joel Citron, Darren Thompson and Robert J. Campbell (collectively, the "Founding Holders"), Marc Lasry and Stephen Trevor. Pursuant to the Amendment Agreement and certain related agreements entered into on the same date (as described below), among other things, the Company and TDCC agreed to modify certain obligations of the Company pursuant to (i) the Purchase Agreement, (ii) the Tax Receivables Agreement, dated July 31, 2015 (the "Tax Receivables Agreement"), among the Company, TDCC, R&H and AgroFresh Inc., and (iii) the Warrant Purchase Agreement, dated July 31, 2015 (the "Warrant Purchase Agreement"), among the Company, TDCC, R&H and the Sponsor.

Amendment Agreement

        Pursuant to the Amendment Agreement, the Company agreed to pay TDCC, in full satisfaction of the Company's obligations with respect to (i) the working capital adjustment under the Purchase Agreement, (ii) certain transfer and value added tax reimbursement obligations under the Purchase Agreement, and (iii) the amount payable to TDCC pursuant to the Tax Receivables Agreement on account of the 2015 tax year, the aggregate amount of $20 million, of which $10 million was paid on April 4, 2017 and the remaining $10 million was paid in January 2018.

        Also pursuant to the Amendment Agreement, each of Avenue and TDCC agreed to make available to the Company a credit facility, providing for loans of up to $50 million each, for use to complete one or more potential acquisitions prior to December 31, 2019, in each case subject to approval by both Avenue and TDCC. Any such loans would be provided on such terms as may be mutually agreed upon by Avenue and Dow, and would be subject to compliance by the Company with the terms of its senior credit facility and any other outstanding debt documents.

        The Amendment Agreement also includes waivers by the Company and the other parties thereto to any existing restrictions on transfer of the Company's securities to the extent necessary to permit (i) the Sponsor to transfer to R&H 3,000,000 of the warrants to purchase shares of Common Stock that had been held by the Sponsor, which transfer occurred on April 4, 2017 pursuant to the terms of the Amendment Agreement, and (ii) the Sponsor to distribute or otherwise transfer to any member of the Sponsor any shares of Common Stock, or warrants to purchase such shares, held by the Sponsor (subject to any such transferee agreeing to be bound by any applicable agreements restricting the transfer of such securities). The Amendment Agreement also contains mutual releases and provisions regarding non-disparagement and indemnification.

First Amendment to Tax Receivables Agreement

        On April 4, 2017, the Company, TDCC, R&H and AgroFresh Inc. entered into a First Amendment to the Tax Receivables Agreement (the "TRA Amendment"). The TRA Amendment reduced, from 85% to 50%, the percentage that the Company is required to pay annually to TDCC pursuant to the Tax Receivables Agreement of the amount of the tax savings, if any, in U.S. Federal, state and local income tax or franchise tax that the Company actually realizes as a result of the increase in tax basis of the AgroFresh assets resulting from a Section 338(h)(10) election that the Company and TDCC made in connection with the Business Combination. The amendment to the Tax Receivables Agreement is effective for all applicable tax years ending after December 31, 2015. Other than the foregoing, the TRA Amendment did not modify the terms of the Tax Receivables Agreement.

Stock Buyback Agreement

        On April 4, 2017, the Company and TDCC entered into a letter agreement (the "Stock Buyback Agreement"), pursuant to which TDCC agreed to use it reasonable best efforts to purchase up to 5,070,358 shares of the Company's common stock in the open market (representing approximately 10% of the total number of shares of the Company's common stock then outstanding). Such purchases are to be effected by means of one or more plans or programs designed to comply with Rules 10b5-1 and 10b-18 of the Securities Exchange Act of 1934, as amended (the "Rule 10b5-1 Plans"), over a period of up to 18 months commencing on the date on which a Rule 10b5-1 Plan is adopted, and are subject to all of the terms, conditions and limitations contained in any 10b5-1 Plan adopted by TDCC. The timing and amount of any share purchases by TDCC is dependent on the terms and conditions contained in any Rule 10b5-1 Plan adopted by TDCC, the market price of the Company's common stock and trading volumes, and no assurance can be given that any particular amount of shares will be purchased by TDCC.

Termination of Warrant Purchase Agreement

        On April 4, 2017, the Company, TDCC, R&H and the Sponsor entered into a letter agreement (the "WPA Termination Agreement"), pursuant to which the Warrant Purchase Agreement was terminated effective immediately. Also pursuant to the WPA Termination Agreement, the parties agreed that the Sponsor, in good faith consultation with TDCC, would work with the corporate governance and nominating committee of the Board to identify and recommend to the Board a qualified individual to fill the vacancy on the Board that existed immediately following the completion of the Company's 2017 annual meeting of stockholders, which individual was required to qualify as an independent director under the listing standards of the NASDAQ Stock Market.

        On November 29, 2016, the Company entered into a Mutual Services Agreement (the "Services Agreement") with George Lobisser, a member of the Company's board of directors, and RipeLocker, LLC ("RipeLocker"). On the same date, the Company made a minority investment in RipeLocker. Mr. Lobisser is the Chief Executive Officer and a principal owner of RipeLocker. Pursuant to the Services Agreement, among other things, (i) the Company agreed to provide RipeLocker with technical support, in the form of access to the Company's research and development personnel for a specified number of hours for purposes of providing advice and input relating to RipeLocker's products and services, and (ii) Mr. Lobisser agreed to provide consulting services to the Company as may be reasonably requested by the Company from time to time. Mr. Lobisser was to receive a consulting fee of $5,000 per full day for time spent performing consulting services under this Agreement (pro-rated for any partial day), plus reimbursement for out-of-pocket expenses, provided that for each hour of technical support provided by the Company to RipeLocker, Mr. Lobisser would provide one-half hour of consulting services for no consideration. In February 2017, the parties agreed to substantially curtail any mutual consulting services to be provided under the Services Agreement, and that any further services would be provided at no charge.

        The Services Agreement contains customary mutual provisions regarding confidentiality and non-solicitation of employees, as well as provisions regarding ownership of intellectual property. In addition, pursuant to the Services Agreement RipeLocker has granted the Company a right of first offer with respect to any proposed capital raise, sale of the business or distribution arrangement by RipeLocker, and has agreed not to grant any distribution rights with respect to its products or services to any competitor of the Company, in each case provided that the Company continues to own at least a specified minimum percentage of RipeLocker's outstanding equity securities. The Services Agreement has an initial term of one year, with automatic successive one-year renewal terms thereafter unless either party gives notice of non-renewal 30 days prior to the end of the then-current term. The effectiveness of the Services Agreement is subject to and conditioned on RipeLocker amending its limited liability company agreement to provide RipeLocker's members (including the Company) with customary preemptive rights, and to provide the Company with certain over-allotment rights.

 PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS

 PROPOSAL 1

ELECTION OF DIRECTORS

        Our Certificate of Incorporation provides that the number of our directors, other than those who may be elected by the holders of one or more series of our preferred stock, shall be fixed from time to time by resolution of our Board of Directors. Presently, the number of directors is fixed at nine, including the Preferred Director, with one vacancy on the Board.

Nominees

        Robert Campbell, Denise L. Devine, Nance Dicciani, Jordi Ferre, Gregory Freiwald, George Lobisser and Macauley Whiting have been nominated by our Board of Directors for re-election at the annual meeting. Accordingly, following the meeting, the Board will consist of eight members (including the Preferred Director), with one vacancy. Biographical information regarding each of these nominees is included under the heading "Information About Directors and Director Nominees," above.

        The Board of Directors expects that each of the nominees listed above will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors may nominate. If a nominee is unable to serve as a director, the Board of Directors may reduce its size or choose a substitute.

        Although there will be one directorship vacancy following the annual meeting, proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

Vote Required

        The Company's Bylaws require that in an uncontested election each director will be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast "FOR" a director's election exceeds the number of votes cast "AGAINST" that director. A share whose ballot is marked as withheld, which is otherwise present at the meeting but for which there is an abstention, or to which a shareholder gives no authority or direction shall not be considered a vote cast. You may vote "FOR" all nominees, "AGAINST" all nominees or withhold your vote for any one or more of the nominees.

Board Recommendation

        The Board of Directors unanimously recommends a vote "for" the election of all nominees to serve as directors.

 PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has appointed Deloitte & Touche to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2018. Our organizational documents do not require that our stockholders ratify the appointment of Deloitte & Touche as our independent registered public accounting firm. We are submitting the appointment of Deloitte & Touche to our stockholders for ratification because we believe it is a matter of good corporate practice. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection, but may still retain Deloitte & Touche. We anticipate that representatives of Deloitte & Touche will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Vote Required

        The approval of the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2018 requires the affirmative vote of the majority of the shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. However, because brokers generally have discretionary authority to vote on the ratification of our independent auditors, broker non-votes are generally not expected to result from the vote on this proposal. For the approval of the ratification of the appointment of Deloitte & Touche, you may vote "FOR" or "AGAINST" or abstain from voting.

Board Recommendation

        The Board of Directors unanimously recommends a vote "for" the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

 PROPOSAL 3

BOARD AUTHORIZATION TO ADJOURN AND POSTPONE THE ANNUAL MEETING

        If the number of shares of Common Stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon is insufficient to constitute a quorum or if shares of Common Stock voting in favor of one or more of the proposals is insufficient to take any of the actions described herein, then the Board intends to move to adjourn and postpone the annual meeting to a later date or dates, if necessary, to enable the Board to solicit additional proxies. In that event, we will ask the Company's stockholders to vote only upon the adjournment and postponement of the annual meeting, as described in this Proposal 3, and not any of the other proposals.

        In this proposal, stockholders will be asked to grant discretionary authority to the holder of any proxy solicited by the Board of Directors so that such holder can vote in favor of the proposal to adjourn and postpone the annual meeting to a later date or dates, if necessary, so that the Board can solicit additional proxies. If the stockholders approve this adjournment proposal, then we could adjourn the annual meeting, and any adjourned session of the annual meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against any of the proposals to defeat the proposal, we could adjourn the annual meeting without a vote and seek to convince the holders of those shares to change their votes in favor or such proposals.

        Generally, if the annual meeting is adjourned, no notice of the adjourned meeting is required to be given to stockholders, other than the announcement at the annual meeting of the place, date and time to which the meeting is adjourned. However, the Company's Bylaws provide that if the adjournment or adjournments are for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting.

Vote Required

        To be approved, the proposal to adjourn and postpone the annual meeting requires the affirmative vote of the majority of the voting power of our shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon whether or not a quorum is present.

Board Recommendation

        The Board unanimously recommends that stockholders vote "for" the proposal to authorize the Board of Directors to adjourn and postpone the annual meeting of stockholders to allow time for the further solicitation of proxies.

 OTHER INFORMATION

Submission of Stockholder Proposals for the 2019 Annual Meeting of Stockholders

        Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2019 annual meeting of stockholders (the "2019 Annual Meeting"), pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received at our principal executive and administrative offices not later than December 19, 2018, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

        Under the Company's Bylaws, stockholders who wish to submit a proposal at the 2019 Annual Meeting, other than one that will be included in our proxy statement, including director nominations, must notify us between February 2, 2019, and March 4, 2019. If the date of the 2019 Annual Meeting is more than 30 days before or after the one-year anniversary of the 2018 annual meeting, a stockholder's notice of a proposal will be timely if we receive it not earlier than the opening of business on the 120th day before the 2019 Annual Meeting and not later than the later of the close of business on the 90th day before the 2019 Annual Meeting or the 10th day following the day on which we publicly announce the date of the 2019 Annual Meeting. If a stockholder who wishes to present a proposal fails to notify us by March 4, 2019, and such proposal is brought before the 2019 Annual Meeting, then under the SEC's proxy rules, the proxies solicited by management with respect to the 2019 Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules. Stockholders should submit their proposals to our principal executive and administrative offices at One Washington Square, 510-530 Walnut St., Suite 1350, Philadelphia, Pennsylvania 19106, Attention: Corporate Secretary.

Annual Report and Other Matters

        Our Annual Report on Form 10-K for the year ended December 31, 2017, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

        We will provide, without charge, additional copies of our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, to each stockholder of record as of the Record Date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Company's Secretary at our principal executive and administrative offices set forth in this proxy statement.

INCORPORATED BY REFERENCE

        To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled "Compensation Committee Report" and "Audit Committee Report" (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. The information contained in those sections shall not be deemed "filed" with the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

 OTHER MATTERS

        We know of no other matters to be submitted to the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the person named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

Dated: April 13, 2018

ANNUAL MEETING OF STOCKHOLDERS OF

AGROFRESH SOLUTIONS, INC.

June 4, 2018

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, and Proxy Card are available at: www.rmgnetworks.com

Please sign, date, and mail your proxy card in the envelope provided promptly.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IN PROPOSAL 1 AND A VOTE “FOR” EACH OF PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Jordi Ferre and Katherine Harper, individually, as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at One Washington Square, 510-530 Walnut Street, Suite 1350, Philadelphia, PA 19106 on June 4, 2018 at 9:00 a.m. Eastern Time, and at any adjournments thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

1.                                      ELECTION OF ALL NOMINEES:

☐                  FOR ALL NOMINEES

☐                  WITHHOLD AUTHORITY

FOR ALL NOMINEES

☐                  FOR ALL NOMINEES EXCEPT (See instructions below)

☐ Robert Campbell

☐ Jordi Ferre

☐ Denise L. Devine

☐ Macauley Whiting, Jr.

☐ Nance Dicciani

☐ Gregory Freiwald

☐ George Lobisser

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the square next to each nominee you wish to withhold, as shown here:  ☒

	For	Against	Abstain

2. Approval of the ratification of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018.	☐	☐	☐

3. Approval to authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates.	☐	☐	☐

If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Signature of Stockholder	Date

Signature of Stockholder	Date

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
  Proposal 1 : Election of seven (7) director nominees.
  Proposal 2 : Ratification of the independent registered public accounting firm.
  Proposal 3 : Adjournment of the annual meeting.
INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES
  Preferred Director
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
  Overview
  Board Leadership Structure and Role in Risk Oversight
  Board Structure and Committee Membership
  Independence of Directors
  Audit Committee
  Compensation Committee
  Corporate Governance and Nominating Committee
  Director Nominees
  Code of Business Conduct
  Communicating with the Board
AUDIT COMMITTEE REPORT
AUDIT FEES AND SERVICES
EXECUTIVE AND DIRECTOR COMPENSATION
  Executive Officer Compensation
  Employment and Severance Agreements
  Summary Compensation Table
  Outstanding Equity Awards at Fiscal Year-End
  Director Compensation
  Compensation Committee Interlocks and Insider Participation
  Securities Authorized for Issuance under Equity Compensation Plans
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
  Section 16(a) Beneficial Ownership Reporting Compliance
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS
PROPOSAL 1 ELECTION OF DIRECTORS
  Nominees
  Vote Required
  Board Recommendation
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
  Vote Required
  Board Recommendation
PROPOSAL 3 BOARD AUTHORIZATION TO ADJOURN AND POSTPONE THE ANNUAL MEETING
  Vote Required
  Board Recommendation
OTHER INFORMATION
  Submission of Stockholder Proposals for the 2019 Annual Meeting of Stockholders
  Annual Report and Other Matters
INCORPORATED BY REFERENCE
OTHER MATTERS